Exhibit (b)


WASHINGTON, PITTMAN & MCKEEVER
Certified Public Accountants

819 South Wabash Avenue
Suite 600
Chicago, Illinois  60605
(312) 786-0330
FAX (312) 786-0323



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report, dated July 8, 1994 (and all references to our Firm) included in or made a part of this Form 11-K. It should be noted that we have not audited any financial statements of Quaker Stock Bonus Savings
Plan subsequent to March 31, 1994, or performed any audit procedures subsequent to the date of our report.



WASHINGTON, PITTMAN & McKEEVER


Chicago, Illinois
December 20, 1994